PROSPECTUS Dated                        Pricing Supplement No. 81
April 1, 1998                           Effective December 20, 1999

                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement

                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES

             - - - - - - - - - - - - - - -


                Interest Rate Per Annum

                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over

---------   -------------     ---------------   ----------------
12/20/99        5.32%               5.52%             5.72%